EXHIBIT 32

CERTIFICATIONS REQUIRED PURSUANT TO 18 U.S.C. ' 1350

     Solely for the purposes of complying with 18 U.S.C. ' 1350, I, the undersigned President and Chief Executive Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended March 1, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NORBERT E. WOODHAMS

Norbert E. Woodhams March 9, 2004

     Solely for the purposes of complying with 18 U.S.C. ' 1350, I, the undersigned Chief Financial Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended March 1, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PAMELA M. WITTERS Pamela M. Witters March 9, 2004

A signed original of this written statement required by Section 906 has been provided to Pierre Foods, Inc. and will be retained by Pierre Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.